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                                                                    EXHIBIT 10.7

                                                                  Execution Copy

                     WARRANTS REGISTRATION RIGHTS AGREEMENT


               WARRANTS REGISTRATION RIGHTS AGREEMENT, dated as of March 10, 2000 (this "Agreement"), between COLO.COM, a California corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as warrant agent (the "Warrant Agent").

               Pursuant to the terms of a Purchase Agreement, dated the date hereof (the "Purchase Agreement"), among the Company, Goldman Sachs & Co., Bear, Stearns & Co., Chase Securities Inc., Deutsche Bank Securities Inc., Warburg Dillon Read LLC and Jefferies and Company, Inc. (the "Purchasers"), the Company has agreed to issue and sell to the Purchasers an aggregate of 300,000 Warrants (each, a "Warrant"), each Warrant initially entitling the holder thereof to purchase 19.9718 Common Shares (as defined below) of the Company at a per share exercise price equal to $0.01, as part of the issuance of 300,000 Units (the "Units"), each consisting of one 13 7/8% Senior Note due 2010 of the Company with a principal amount of $1,000 (each, a "Note" and collectively, the "Notes") to be issued pursuant to the provisions of a Indenture to be dated as of the Closing Date (the "Indenture") between the Company, as issuer, and State Street Bank and Trust Company of California, N.A., as trustee, and one Warrant. The Note and the Warrant included in each Unit will become separately transferable at the close of business upon the earliest to occur of (i) the date that is one year after the Closing Date (as defined below), (ii) 180 days after the closing date of the Company's initial public offering, (iii) the commencement of an exchange offer with respect to the Notes undertaken pursuant to the Registration Rights Agreement (as defined below), (iv) the effectiveness of a shelf registration statement with respect to resales of the Notes, (v) the commencement of an offer to purchase the Notes upon a change of control and (vi) such date as determined by Goldman, Sachs & Co. in its sole discretion.

               In consideration of the foregoing and of the mutual agreements contained herein and in the Purchase Agreement, the Company and the Warrant Agents hereby agree as follows:

               1.     Definitions.

               As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "Auditors" means, at any time, the independent auditors of the Company at such time.

               "Board" means the board of directors of the Company from time to time.

               "Closing Date" means the date of issuance of the Units.



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               "Comfort Letter" has the meaning specified in Section 3 hereof.

               "Commission" means the United States Securities and Exchange Commission.

               "Common Shares" means the shares of common stock, $0.01 par value per share, of the Company and any other capital stock of the Company into which such Common Shares may be converted or reclassified or that may be issued in respect of, in exchange for or in substitution of such Common Shares by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

               "Company" has the meaning specified in the preamble to this Agreement.

               "Company Shares" has the meaning specified in Section 2(b) hereof.

               "Cutback Notice" has the meaning specified in Section 2(a) hereof.

               "Effectiveness Period" has the meaning specified in Section 3 hereof.

               "Exchange Act" has the meaning specified in Section 4 hereof.

               "Existing Registration Rights Agreement" means any registration rights or similar agreement described in the Final Offering Memorandum under the caption "Description of Capital Stock--Registration Rights", as it may be amended, waived, supplemented, modified, restated, renewed or extended from time to time, including any amendment, waiver supplement, modification, restatement, renewal or extension entered into after the date hereof to include any shares issuable after the date hereof in such agreement.

               "Existing Registration Rights Agreement Shares" has the meaning specified in Section 2(b) hereof.

               "Expiration Date" means the tenth anniversary of the Closing
Date.

               "Holders" means the record holders of the Warrants and the holders of Common Shares (or other securities) received upon exercise thereof.

               "Includible Secondary Shares" has the meaning specified in
Section 2(c) hereof.

               "Includible Shares" has the meaning specified in Section 2(b) hereof.

               "Indemnified Person" has the meaning specified in Section 7(a) hereof.

               "Indenture" has the meaning specified in the recitals to this Agreement.



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               "managing underwriter" has the meaning specified in Section 2 hereof.

               "Notes" has the meaning specified in the recitals to this Agreement.

               "Opinion" has the meaning specified in Section 3 hereof.

               "Other Shares" has the meaning specified in Section 2(b) hereof.

               "Person" means an individual, general partnership, limited partnership, corporation, trust, joint stock company, association, joint venture or any other entity or organization, whether or not legal entities, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

               "Piggy-back Registration Rights" has the meaning specified in
Section 2(a) hereof.

               "Purchasers" has the meaning specified in the recitals to this Agreement.

               "Purchase Agreement" has the meaning specified in the recitals to this Agreement.

               "Registration Rights Agreement" means the Registration Statement dated as of the Closing Date between the Company and Goldman, Sachs & Co. for itself and on behalf of the purchasers set forth in Schedule I of the Purchase Agreement.

               "Registration Statement" has the meaning specified in Section 2(a) hereof.

               "Resale Shelf" has the meaning specified in Section 3 hereof.

               "Securities Act" means the United States Securities Act of 1933, as amended.

               "Units" has the meaning specified in the recitals to this Agreement.

               "Warrant" has the meaning specified in the recitals to this Agreement.

               "Warrant Agent" has the meaning specified in the preamble to this Agreement.

               "Warrant Agreement" means the Warrant Agreement dated as of the Closing Date between the Company and State Street Bank and Trust Company of California, N.A., relating to the Warrants.

               "Warrant Shares" means the Common Shares (or other securities) issued or purchasable upon exercise of the Warrants.



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               "Warrant Shelf Registration Statement" has the meaning specified in Section 3 hereof.


               2.     Piggy-Back Registration Rights.

               (a) If, prior to the date that is ten days prior to the expiration of the Warrants, the Company proposes to file a Registration Statement with the Commission respecting an offering of any Common Shares (or other securities) purchasable upon exercise of the Warrants (other than (x) an offering that could be registered solely on Form S-4, S-8, or F-4 or any successor form thereto, (y) securities offered or issued pursuant to any employment or benefit plan or arrangement to any employee, director, partner, trustee or consultant or advisor of or to the Company or any subsidiary of the Company, and (z) the initial public offering of Common Shares (or other securities) purchasable upon exercise of the Warrants if no shareholder of the Company participates therein as a selling shareholder), the Company shall give prompt written notice to all the Holders of Warrants or Warrant Shares at least 30 days prior to the initial filing of the registration statement relating to such offering (the "Registration Statement"). Each such Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such of the Warrant Shares in such Registration Statement ("Piggy-back Registration Rights"). The Company shall include in the public offering all of the Warrant Shares that a Holder has requested be included, unless the underwriter for the public offering or the underwriter managing the public offering (in either case, the "managing underwriter") delivers a notice (a "Cutback Notice") pursuant to Section 2(b) or 2(c) hereof. The managing underwriter may deliver one or more Cutback Notices at any time prior to the execution of the underwriting agreement for the public offering.

               (b) If a proposed public offering includes both securities to be offered for the account of the Company ("Company Shares") and shares to be sold by shareholders, the provisions of this Section 2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the number of Common Shares that selling shareholders propose to sell therein (other than shareholders proposing to sell shares pursuant to the registration rights granted under the Existing Registration Rights Agreement (the "Existing Registration Rights Agreement Shares")), whether or not such selling shareholders have the right to include shares therein (the "Other Shares"), plus the number of Warrant Shares that the Holders have requested to be sold therein, plus the number of Existing Registration Rights Agreement Shares that the holders thereof have requested to be sold therein, plus the Company Shares, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without materially and adversely affecting the price, timing or distribution of the Company Shares. Such maximum number of shares that may be so sold, excluding the Company Shares, are referred to as the "Includible Shares."



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               If the managing underwriter delivers such Cutback Notice, the
Company shall be entitled to include all of the Company Shares in the public offering and each requesting party (or beneficiary) exercising its registration rights (or privileges) under the Existing Registration Rights Agreement, shall be entitled to include in the public offering up to its pro rata portion of the Includible Shares and in priority to the inclusion of any Warrant Shares and any Other Shares that are proposed to be sold in such public offering, and each requesting Holder shall be entitled to include in the public offering up to its pro rata portion of the Includible Shares and in priority to the inclusion of any Other Shares that are proposed to be sold in such public offering. No shareholder that proposes to sell Other Shares in the proposed initial public offering, other than as specified above, may sell any such shares therein unless all Warrant Shares requested by the Holders to be sold therein are so included.

               (c) If a proposed public offering is entirely a secondary offering, the provisions of this Section 2(c) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of Warrant Shares and Other Shares proposed to be sold therein exceeds the maximum number of shares (the "Includible Secondary Shares") specified by the managing underwriter in such Cutback Notice that may be distributed without materially and adversely affecting the price, timing or distribution of the Common Shares being distributed.

               (i) If the managing underwriter delivers such Cutback Notice, in the case of a demand registration pursuant to the Existing Registration Rights Agreement, first each party entitled to be included in such demand registration pursuant to the Existing Registration Rights Agreement shall be entitled to include all of its Includible Secondary Shares, and second each requesting Holder shall be entitled to include up to its pro rata portion of the remaining Includible Secondary Shares and in priority to the inclusion of any Other Shares, other than as specified above, that are proposed to be sold in such public offering; and

               (ii) If the managing underwriter delivers such Cutback Notice in the case of any other demand registration, first each party exercising such demand registration rights shall be entitled to include all of its Includible Secondary Shares, then each party entitled to be included in such demand registration pursuant to the Existing Registration Rights Agreement, and then each requesting Holder, shall be entitled to include up to its pro rata portion of the remaining Includible Secondary Shares and in priority to the inclusion of any Other Shares, other than as specified above, that are proposed to be sold in such public offering.

No shareholder that proposes to sell Other Shares in the proposed public offering, other than as specified above, may sell any such shares therein unless all Warrant Shares requested by the Holders to be sold therein are so included.



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               (d) The underwriting agreement for such public offering shall provide that each requesting Holder shall have the right to sell its Warrant Shares to the underwriters and that the underwriters shall purchase the Warrant Shares at the price paid by the underwriters for the Common Shares sold by the Company and/or selling shareholders, as the case may be.

               3. Shelf Registration. (a) If only the Company sells Common Shares in an initial public offering or all of the Warrant Shares (or other securities) purchasable upon exercise of the Warrants have not been sold in one or more public offerings, the Company shall use its best efforts to cause to be filed pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form (the "Warrant Shelf Registration Statement") covering the resale of the Warrant Shares (or other securities) by the Holders and shall use its best efforts to cause the Warrant Shelf Registration Statement to become effective under the Securities Act upon the earliest to occur (i) 180 days after the closing date of the initial public offering of the Company and
(ii) one year after the Closing Date (subject to an extension (not to exceed 90 days) if the Company is subject to a "lockup" or "blackout" period imposed pursuant to or in connection with any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of Common Shares or securities convertible into or exchangeable for Common Shares). The Company shall use reasonable efforts to keep the Warrant Shelf Registration Statement continuously effective, subject to Section 4 hereof, until the earlier of such time as all of the Warrants Shares have been resold and two years after the Closing Date (the "Effectiveness Period"). Prior to filing the Warrant Shelf Registration Statement or any amendment thereto, the Company shall provide a copy thereof to Goldman, Sachs & Co. and its counsel and afford them a reasonable time to comment thereon.

               (b) If the Warrant Shelf Registration Statement shall register the resale of the Warrant Shares (a "Resale Shelf") as provided in Section 3(a) above, the Company agrees to:

               (i) make available for inspection by a representative of the Holders, the managing underwriter participating in any disposition pursuant to such Resale Shelf and one firm of attorneys designated by the Holders (upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel), at reasonable times and in a reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter or attorney in connection with a Resale Shelf as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act of 1933, as amended from time to time;

               (ii) use its reasonable best efforts to cause all Warrant Shares sold under a Resale Shelf to be listed on any securities exchange or any automated quotation system



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        on which similar securities issued by the Company are then listed, to the extent such Warrant Shares satisfy applicable listing requirements;

               (iii) provide a reasonable number of copies of the prospectus included in such Resale Shelf to Holders that are selling Warrant Shares pursuant to such Resale Shelf;

               (iv) if any disposition pursuant to such Resale Shelf is an underwritten offering, use its reasonable best efforts to cause to be provided to the managing underwriter upon the effectiveness of such Resale Shelf, a customary "10b-5" opinion of independent counsel (an "Opinion") and a customary "cold comfort" letter of independent auditors (a "Comfort Letter");

               (v) if any disposition pursuant to such Resale Shelf is an underwritten offering, use its reasonable best efforts to cause to be provided to the managing underwriter an Opinion and Comfort Letter with respect to each document, including any amendments thereto, that is incorporated by reference in such Resale Shelf; and

               (vi) notify the Warrant Agent and any managing underwriter in writing, for distribution to the Holders, (A) when the Resale Shelf has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to the Resale Shelf or of any material request by the Commission or any state securities authority for additional information after the Resale Shelf has become effective, (C) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Resale Shelf or the initiation of any proceedings for that purpose,
        (D) if, between the effective date of the Resale Shelf and the closing of any sale of Warrant Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the Resale Shelf is effective such that such Resale Shelf or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading (in the case of a prospectus, in light of circumstances under which they were made) and (F) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate. The Holders hereby agree to suspend, and to cause any managing underwriter to suspend, use of the prospectus contained in a Resale Shelf upon receipt of such notice under clause (C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of



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        clauses (E) and (F), the Company has amended or supplemented such prospectus to correct such misstatement or omission or otherwise.

               (c) Each beneficial owner of Warrant Shares sold pursuant to a Resale Shelf, by accepting its beneficial ownership of a Warrant or the Warrant Shares, hereby (i) agrees to provide the Company with information with respect to it that the Company reasonably requests in connection with any Resale Shelf.

               4.     Suspension.

               Notwithstanding the foregoing, during any consecutive 365-day period while the Warrants are exercisable, the Company shall have the ability to suspend the filing, effectiveness or use of such Warrant Shelf Registration Statement for up to two 30-consecutive-day periods (except during the 30 days immediately prior to the expiration of the Warrants) if:

               (a) an event or circumstance occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference, as then amended or supplemented or proposed to be filed, would, in the good faith determination of the Board, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (b) (i) the Board determines in good faith that the disclosure of such an event at such time would have a material adverse effect on the business, operations or prospects of the Company or (ii) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed;

provided that the Effectiveness Period shall be extended by the number of days in any such suspension period. The Company shall provide notice of such determination to the Holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent.

               5.     Blue Sky.

               The Company shall use its reasonable best efforts to register or qualify the Warrant Shares proposed to be sold or issued pursuant to the Registration Statement or the Warrant Shelf Registration Statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Warrants may or may be deemed to purchase Warrant Shares upon the exercise of Warrants or resale of the Warrant Shares, as the case may be, and shall use its reasonable best efforts to maintain such registration or qualification through the earlier of (A) the date upon all Warrant Shares have been resold under the Warrant Shelf Registration Statement and (B) the Expiration Date; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities



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        in any jurisdiction where it would not otherwise be required to qualify but for this Section 5, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

               6.     Accuracy of Disclosure.

               The Company (and its successors) represents and warrants to each Holder (and each beneficial owner of a Warrant or Warrant Share) and agrees for the benefit of each Holder (and each beneficial owner of a Warrant or Warrant Share) that, except during any period in which the availability of the Warrant Shelf Registration Statement has been suspended, (i) the Warrant Shelf Registration Statement and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (ii) the prospectus delivered pursuant to which such Holder sells its Warrant Shares and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations, warranties and agreements set forth in this Section 6 do not apply to statements or omissions in the Warrant Shelf Registration Statement or any such prospectus based upon information relating to any Holder furnished to the Company (or its successors) in writing by such Holder expressly for use therein.

               7. Indemnity. (a) The Company hereby agrees to indemnify each beneficial owner of a Warrant and each person, if any, who controls any beneficial owner of a Warrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is under common control with, or is controlled by, any beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 7 is sought, such a beneficial owner), from and against all losses, damages or liabilities which such beneficial owner or any such controlling or affiliated person ("Indemnified Person") suffers as a result of any breach, on the date of the resale of any Warrant Share by such Indemnified Person pursuant to the Warrant Shelf Registration Statement, of the representations, warranties or agreements contained in Section 6. In addition, the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person to the extent that any such losses, claims, damages or liabilities result from the fact that such Indemnified Person sold securities to a person to whom there was not sent or given by or on behalf of such Indemnified Person (if required by law so to have been delivered) a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Warrant Shares to such person, and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary Prospectus that was corrected in the Prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by the Company with its obligations to deliver copies of the Prospectus to the Indemnified Person, nor shall this indemnity



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agreement inure to the benefit of any Indemnified Person from whom the person asserting any such losses, claims, damages or liabilities purchased the Warrant Shares concerned to the extent that at the time of such purchase such Indemnified Person had received written notice from the Company that the use of such Prospectus, amendment, supplement or preliminary Prospectus was suspended as provided in Section 3(b)(vi) or Section 4. In addition, the Company shall not be liable in any such case to the extent that any such loss, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any such Indemnified Person expressly for use therein.

               (b) Promptly after receipt by an Indemnified Person under this
Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Person shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the Indemnifying Person would be inappropriate due to actual or potential conflict of interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnified Person under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this Section 7.

               8.     Expenses.

               All expenses incident to the Company's performance of or compliance with its obligations under this Agreement will be borne by the Company, regardless of whether a Registration Statement or Warrant Shelf Registration Statement becomes effective, including without limitation (i) all Commission or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, (iii) all reasonable expenses of any persons incurred by or on behalf of the Company in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Agreement, (iv) the reasonable fees (including legal fees and expenses) and disbursements of the Warrant Agent, (v) the reasonable fees and disbursements of counsel for the Company and



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                                       11

               (vi) the fees and disbursements, if any, of the Auditors, but excluding (x) the reasonable fees and disbursements of counsel retained by the participating Holders and (y) the Holders' share of underwriting discounts and commissions.

               9.     "Market Stand Off" Agreement.

               Each Holder hereby agrees that during the 180 day period following the effective date of an initial public offering of Common Shares (or other securities purchasable upon exercise of the Warrants), it shall not, to the extent requested by the Company or the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Shares of the Company held by it at any time during such period except Common Shares included in such registration; provided, however, that all directors of the Company party to or beneficiaries of, from time to time, the Existing Registration Rights Agreement and, if required by the managing underwriter, the Management Investors, Beneficial Investors and others party thereto, or beneficiaries thereof, from time to time, enter into or are bound by similar agreements.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Shares until the end of such period.

               10.    Miscellaneous.

               (a) No Inconsistent Agreements. The Company represents and the Warrant Agent represents to the best of its knowledge to the other that it has not entered into, and agrees that on or after the date of this Agreement it will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Warrants or Warrant Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any agreements (after giving effect to any waiver, consent, amendment, resolution or other instrument in full force and effect on the date hereof).

               (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Warrant Agent have obtained the written consent of Holders of at least a majority of the outstanding Warrants affected by such amendment, modification, supplement, waiver or consent; provided that any amendment, modification or supplement to this Agreement which, in the good faith opinion of the Board of Directors of the Company (and evidenced by a resolution of such board), does not adversely affect any Holder, shall not be subject to such requirement for written consent.



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                                       12

               (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 10(c); (ii) if to the Company, initially at the Company's address set forth in the Indenture and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(c); and (iii) if to the Warrant Agent, initially at the Warrant Agent's address set forth in the Warrant Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(c).

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

               (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Warrants in violation of the terms of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Warrants, in any manner, whether by operation of law or otherwise, such Warrants shall be held subject to all of the terms of this Agreement and the Warrant Agreement, and by taking and holding such Warrants such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement or the Warrant Agreement and such person shall be entitled to receive the benefits hereof.

               (e) Purchases and Sales of Warrants. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer (other than to the Company or any subsidiary thereof) any Warrants other than Warrants acquired and cancelled.

               (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Warrant Agents, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. This Agreement shall be governed by the laws of the State of New York. The Warrant Agent, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.
               (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                            COLO.COM


                                            By /s/ CHARLES M. SKIBO
                                              ----------------------------------
                                            Name: Charles M. Skibo
                                               Title: President and Chief
                                                      Financial Officer



                                            STATE STREET BANK AND TRUST COMPANY
                                            OF CALIFORNIA, N.A.,
                                            as Warrant Agent


                                            By /s/ SCOTT C. EMMONS
                                              ----------------------------------
                                               Name: Scott C. Emmons
                                               Title: Vice President

                                                                  Execution Copy




                     WARRANTS REGISTRATION RIGHTS AGREEMENT



                                     between



                                    COLO.COM



                                       and



            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                as Warrant Agent




                           Dated as of March 10, 2000